Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2021 RESULTS

●	Record revenue of $851 million in the quarter; fiscal 2021 revenue of $3.15 billion
●	Data Center Group (DCG) revenue in the quarter increased 28% sequentially, and fiscal 2021 revenue increased 20% over the prior year
●	Wired and Wireless Group (WWG) revenue in the quarter increased 13% sequentially, driven by strength in Wireless with multiple regions deploying 5G, partially offset by weakness in Wired
●	Aerospace & Defense, Industrial and Test, Measurement & Emulation (AIT) revenue in the quarter declined 2% sequentially, with strong Industrial end market performance offset by an expected decline in TME and softness in Aerospace & Defense sales
●	Automotive, Broadcast and Consumer (ABC) revenue in the quarter declined 1% sequentially, with a record quarter in the Automotive end market offsetting seasonal declines in Broadcast and Consumer end markets
●	Fiscal fourth quarter free cash flow of $227 million, representing 27% of revenue; fiscal 2021 free cash flow of $1.04 billion, or 33% of revenue

SAN JOSE, Calif., May 4, 2021 -- Xilinx, Inc. (Nasdaq: XLNX), the leader in adaptive computing, today announced record revenues of $851 million for the fiscal fourth quarter, up 6% over the previous quarter and an increase of 13% year over year. Fiscal 2021 revenues were $3.15 billion, largely flat from the prior fiscal year.

GAAP net income for the fiscal fourth quarter was $188 million, or $0.75 per diluted share. Non-GAAP net income for the quarter was $204 million, or $0.82 per diluted share. GAAP net income for fiscal year 2021 was $647 million, or $2.62 per diluted share. Non-GAAP net income for fiscal year 2021 was $762 million, or $3.08 per diluted share.

Additional fourth quarter of fiscal year 2021 comparisons are provided in the charts below.

Q4 Fiscal 2021 Financial Highlights
(In millions, except EPS)

	GAAP

	Q4	Q3	Q4
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
Net revenues*	$851	$803	$756	6%	13%
Gross margin	$570	$547	$528	4%	8%
Operating income	$200	$172	$178	16%	12%
Net income	$188	$171	$162	10%	16%
Diluted earnings per share	$0.75	$0.69	$0.65	9%	15%

	Non-GAAP

	Q4	Q3	Q4
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
Net revenues*	$851	$803	$756	6%	13%
Gross margin	$579	$554	$535	5%	8%
Operating income	$228	$201	$218	13%	4%
Net income	$204	$194	$193	5%	5%
Diluted earnings per share	$0.82	$0.78	$0.78	5%	5%

* No adjustment between GAAP and Non-GAAP
Note: Q4 FY2021 consisted of 13 weeks; Q3 FY2021 consisted of 14 weeks; Q4 FY2020 consisted of 13 weeks

“We are pleased with our fourth quarter results as we delivered record revenues and double-digit year-over-year growth in the midst of a challenging supply chain environment,” said Victor Peng, Xilinx president and CEO. “Xilinx saw further improvement in demand across a majority of our diversified end markets with key strength in our Wireless, Data Center and Automotive markets, the pillars of our growth strategy. Our teams have executed well and we remain focused on continuing to meet customers’ critical needs.

“Our investment and strong execution toward our platform strategy are paying off as we are now in full production shipments of our 7nm Versal series, which is the culmination of a multi-year effort and a long-term growth driver for Xilinx. We also introduced new platforms for edge compute including Kria, an adaptive system-on-module (SOM) platform, as well as a cost-optimized UltraScale+ portfolio, to enable and accelerate innovation and AI at the edge.”

“Record Q4 revenues were driven by strength in Wireless and Data Center markets, as well as record quarters for our Industrial and Automotive end markets, which resulted in 6% sequential and 13% year-over-year growth,” said Brice Hill, Xilinx CFO. “Advanced Products also grew 6% sequentially and represented 73% of total revenue. Top line performance drove fourth quarter free cash flows of $227 million, or 27% of revenue, reflecting our efficient financial model.”

Net Revenues by Geography:
	Percentages			Growth Rates
	Q4	Q3	Q4
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
North America	27%	30%	37%	-1%	-16%
Asia Pacific	49%	44%	37%	16%	49%
Europe	16%	19%	18%	-12%	-3%
Japan	8%	7%	8%	18%	13%

Net Revenues by End Market:
	Percentages			Growth Rates
	Q4	Q3	Q4
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
A&D, Industrial and TME	41%	45%	50%	-2%	-6%
Automotive, Broadcast and Consumer	18%	19%	16%	-1%	30%
Wired and Wireless Group	31%	29%	24%	13%	43%
Data Center Group	9%	7%	10%	28%	-5%
Channel	1%	0%	0%	NM	NM

Net Revenues by Product:
	Percentages			Growth Rates
	Q4	Q3	Q4
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
Advanced Products	73%	72%	70%	6%	16%
Core Products	27%	28%	30%	6%	3%

Products are classified as follows:
Advanced Products: Alveo and related products, Versal, UltraScale+, UltraScale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q4	Q3	Q4
	FY2021	FY2021	FY2020

Operating Cash Flow	$240	$360	$345
Depreciation Expense (including software amortization)	$30	$31	$29
Capital Expenditures (including software)	$13	$6	$32
Free Cash Flow (1)	$227	$354	$313
Inventory Days (internal)	101	115	122
Revenue Turns (%)	29	34	46

(1)Free Cash Flow = Operating Cash Flow - Capital Expenditures (including software)

Product and Financial Highlights - Fiscal Year 2021

•Data Center Group (DCG) delivered 20% annual revenue growth over fiscal 2020 driven by continuing adoption with hyperscale customers across compute, networking and storage workloads. Xilinx maintains strong engagements with hyperscalers to deliver solutions for AI compute, video acceleration, composable networking and computational storage. We also introduced new products and solutions to power the data center and the edge in fiscal 2021 including new Alveo SmartNICs, real-time server appliances for ultra-high-density video transcoding, the Samsung SmartSSD® Computational Storage Drive, the industry’s first adaptable computational storage platform, and the Xilinx App Store
•Wired and Wireless Group (WWG) revenues were down 14% compared to fiscal 2020 reflecting China trade-related impacts as well as slowdowns related to the COVID-19 pandemic. The Wireless end market recovered in the second half of fiscal 2021 as 5G deployments accelerated in multiple regions across a variety of technologies. Versal is now in production with a Tier-1 OEM to enable beamforming technology in massive MIMO applications, and continues to gain momentum with design wins with multiple OEMs. RFSoC is in deployment with multiple customers and Xilinx has a strong design win pipeline with RFSoC DFE. Recent announcements with Mavenir and Fujitsu, as well as for the T1 Telco Accelerator Card, position Xilinx to support the emerging growth opportunities in O-RAN
•Aerospace & Defense, Industrial and Test & Measurement (AIT) revenue grew 6% compared to fiscal 2020, driven by strength in Industrial, Scientific & Medical (ISM) and Test, Measurement & Emulation (TME) end markets. Zynq product penetration into applications that have traditionally used ASSPs and ASICs have provided significant expansion of available market opportunities
•Automotive, Broadcast and Consumer (ABC) markets delivered 1% annual growth despite material impacts from the COVID-19 pandemic. The Automotive end market recovered strongly in the second half of fiscal 2021 with consecutive quarters of record revenue in Q3 and Q4 despite ongoing supply chain challenges. Xilinx platforms continue to be adopted by leading global OEMs and manufacturers for ADAS applications, including Continental for a 4-D imaging radar and Subaru to power its new-generation EyeSight ADAS system
•Xilinx introduced new solutions for the edge, including the new Kria adaptive system-on-module (SOM) platform for accelerating AI applications at the edge, and a cost-optimized UltraScale+ portfolio, for ultra-compact, high-performance edge compute
•Strong adoption momentum continues for the Vitis software development platform with over 76,000 downloads and another 23,000 estimated downloads for Vitis AI development environment for accelerating AI inference. In addition, over 20,000 developers have been trained on Xilinx software tools, and more than 1,000 ISV partners have published over 200 applications across all Xilinx powered adaptive platforms including cloud, Alveo and SmartSSD

Commentary on AMD Transaction

As announced on October 27, 2020, Advanced Micro Devices, Inc. (AMD) intends to acquire Xilinx in an all-stock transaction valued at $35 billion. Due to the pending acquisition, Xilinx will not hold an earnings conference call or provide forward-looking guidance. Also, pursuant to the terms of the Merger Agreement between the Company and AMD, Xilinx has suspended its quarterly dividend as well as its open market stock repurchase program.

Non-GAAP Financial Information

Fiscal year 2021 and fourth quarter 2021 results include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated. Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly comparable GAAP measure, as indicated in the accompanying tables. Xilinx’s (the Company) calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein, other than free cash flow, to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods. Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses, such as acquisition-related amortization and non-recurring items, as described below:

M&A related expenses: These expenses mainly consist of legal, advisory and consulting fees associated with acquisition activities, and also include fees and retention compensation related to the Company’s acquisition by AMD. The Company believes these costs do not reflect its current operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in operating expenses and other income, as detailed above. It also excludes other significant tax effects of post-acquisition tax integration transactions. The Company believes excluding post-acquisition tax integration items will facilitate a comparable evaluation of its current performance to its past performance.

In addition, free cash flow, which is cash flow from operations adjusted to exclude additions to software, property, plant, and equipment, is used by management when assessing the Company’s sources of liquidity, capital resources, and quality of earnings. The Company believes that this non-GAAP financial measure is helpful in understanding the Company’s capital requirements and provides an additional means to evaluate the cash flow trends of the Company’s business.

Forward-Looking Statements

This release contains forward-looking statements, which can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on uncertain events or assumptions also identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements related to our proposed acquisition by AMD, the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, and opportunity for expansion into new markets. Undue reliance should not be placed on such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties, including, among others, the impact of the ongoing COVID-19 pandemic and related mitigation measures (which, in addition to presenting its own risks and uncertainties, may also heighten the other risks and uncertainties faced by our business and decrease our visibility into all aspects of our business); closing of the proposed transaction with AMD on anticipated timing (including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason) and terms (including obtaining the anticipated tax treatment, regulatory approvals, required consents or authorizations); unanticipated difficulties or expenditures relating to the transaction; the response of business partners and retention as a result of the announcement and pendency of the transaction; the diversion of management time on transaction-related matters; customer acceptance of our new products;

changing global economic conditions; our dependence on certain customers; trade and export restrictions; the condition and performance of our customers and the end markets in which they participate; our ability to forecast end customer demand; a high dependence on turns business; more customer volume discounts than expected; greater product mix changes than anticipated; fluctuations in manufacturing yields; our ability to deliver product in a timely manner; our ability to successfully manage production at multiple foundries; our reliance on third parties (including distributors); variability in wafer pricing; costs and liabilities associated with current and future litigation (including litigation relating to the proposed transaction with AMD); our ability to generate cost and operating expense savings in an efficient and timely manner; our ability to realize the goals contemplated by our acquisitions and strategic investments; the impact of current and future legislative and regulatory changes; the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof; and other risk factors described in our most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission.

About Xilinx

Xilinx, Inc. develops highly flexible and adaptive computing platforms that enable rapid innovation across a variety of technologies - from the cloud, to the edge, to the endpoint. Xilinx is the inventor of the FPGA and Adaptive SoCs (including our Adaptive Compute Acceleration Platform, or ACAP), designed to deliver the most dynamic computing technology in the industry. We collaborate with our customers to create scalable, differentiated and intelligent solutions that enable the adaptable, intelligent and connected world of the future. For more information, visit xilinx.com.

Xilinx, the Xilinx logo, Alveo, Artix, Kintex, Spartan, Versal, Vitis, Virtex, Vivado, Zynq, Kria and other designated brands included herein are trademarks of Xilinx in the United States and/or other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	April 3, 2021	January 2, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Net revenues	$850,987	$803,404	$756,169	$3,147,599	$3,162,666
Cost of revenues:
Cost of products sold	272,851	249,529	221,037	966,604	1,025,234
Amortization of acquisition-related intangibles	7,733	6,875	6,697	28,000	22,396
Total cost of revenues	280,584	256,404	227,734	994,604	1,047,630
Gross margin	570,403	547,000	528,435	2,152,995	2,115,036
Operating expenses:
Research and development	239,863	235,018	214,968	904,639	853,589
Selling, general and administrative	127,872	136,701	103,675	483,749	432,308
Amortization of acquisition-related intangibles	2,887	2,856	3,401	11,468	8,889
Restructuring charges	—	—	28,362	—	28,362
Total operating expenses	370,622	374,575	350,406	1,399,856	1,323,148
Operating income	199,781	172,425	178,029	753,139	791,888
Interest and other income (expense), net	(4,245)	3,709	11,717	(23,461)	42,096
Income before income taxes	195,536	176,134	189,746	729,678	833,984
Provision for income taxes	7,652	5,162	27,489	83,170	41,263
Net income	$187,884	$170,972	$162,257	$646,508	$792,721
Net income per common share:
Basic	$0.76	$0.70	$0.66	$2.65	$3.15
Diluted	$0.75	$0.69	$0.65	$2.62	$3.11
Cash dividends per common share	$—	$0.38	$0.37	$1.14	$1.48
Shares used in per share calculations:
Basic	245,774	245,145	247,166	244,257	251,732
Diluted	249,030	248,148	249,320	247,229	254,943

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	April 3, 2021	March 28, 2020*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,078,899	$2,267,216
Accounts receivable, net	285,214	273,028
Inventories	311,085	304,340
Other current assets	71,064	64,557
Total current assets	3,746,262	2,909,141
Net property, plant and equipment	345,023	372,574
Other assets	1,427,916	1,411,619
Total assets	$5,519,201	$4,693,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$624,555	$586,421
Current portion of long-term debt	—	499,260
Total current liabilities	624,555	1,085,681
Long-term debt	1,492,688	747,110
Other long-term liabilities	514,997	545,494
Stockholders' equity	2,886,961	2,315,049
Total Liabilities and Stockholders' Equity	$5,519,201	$4,693,334

* Fiscal 2020 balances are derived from audited financial statements.

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Twelve Months Ended
	April 3, 2021	January 2, 2021	March 28, 2020	April 3, 2021	March 28, 2020
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$29,616	$30,818	$28,603	$122,432	$97,485
Amortization - others	16,574	17,133	16,282	64,082	60,048
Stock-based compensation	71,077	66,331	43,991	246,230	186,723
Net cash provided by operating activities	240,030	360,137	345,351	1,093,221	1,190,836
Purchases of property, plant, equipment and software	12,864	6,009	32,309	49,665	129,289
Payment of dividends to stockholders	—	93,155	91,417	278,674	371,793
Repayment of debt	500,000	—	—	500,000	—
Repurchases of common stock	—	—	470,733	53,682	1,208,917
Taxes paid related to net share settlement of restricted stock units, net of proceeds from issuance of common stock	(29,400)	4,560	(28,082)	8,471	27,459

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$3,616	$3,465	$1,649	$12,765	$10,035
Research and development	43,564	40,228	28,857	150,271	114,976
Selling, general and administrative	23,897	22,638	13,313	83,194	61,540
Restructuring charges	—	—	172	—	172

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	April 3, 2021	January 2, 2021	March 28, 2020	April 3, 2021	March 28, 2020
GAAP gross margin	$570,403	$547,000	$528,435	$2,152,995	$2,115,036
Inventory valuation adjustment	—	—	—	—	3,855
Amortization of acquisition-related intangibles	7,733	6,875	6,697	28,000	22,396
M&A related expenses	842	114	—	957	—
Non-GAAP gross margin	$578,978	$553,989	$535,132	$2,181,952	$2,141,287

GAAP operating income	$199,781	$172,425	$178,029	$753,139	$791,888
Inventory valuation adjustment	—	—	—	—	3,855
Amortization of acquisition-related intangibles	10,620	9,731	10,098	39,468	31,285
M&A related expenses	17,220	19,150	1,798	39,440	14,190
Restructuring charges	—	—	28,362	—	28,362
Non-GAAP operating income	$227,621	$201,306	$218,287	$832,047	$869,580

GAAP net income	$187,884	$170,972	$162,257	$646,508	$792,721
Inventory valuation adjustment	—	—	—	—	3,855
Amortization of acquisition-related intangibles	10,620	9,731	10,098	39,468	31,285
M&A related expenses	17,220	19,150	1,798	39,440	14,190
Restructuring charges	—	—	28,362	—	28,362
Income tax effect of intercompany integration transactions	—	—	—	—	(1,838)
Income tax effect of tax-related items	(6,776)	(528)	—	49,497	—
Income tax effect of non-GAAP adjustments	(5,006)	(5,100)	(9,137)	(13,167)	(15,271)
Non-GAAP net income	$203,942	$194,225	$193,378	$761,746	$853,304

GAAP diluted EPS	$0.75	$0.69	$0.65	$2.62	$3.11
Inventory valuation adjustment	—	—	—	—	0.02
Amortization of acquisition-related intangibles	0.04	0.04	0.04	0.16	0.11
M&A related expenses	0.08	0.07	0.01	0.15	0.06
Restructuring charges	—	—	0.12	—	0.12
Income tax effect of intercompany integration transactions	—	—	—	—	(0.01)
Income tax effect of tax-related items	(0.03)	—	—	0.20	—
Income tax effect of non-GAAP adjustments	(0.02)	(0.02)	(0.04)	(0.05)	(0.06)
Non-GAAP diluted EPS	$0.82	$0.78	$0.78	$3.08	$3.35

GAAP cash flow from operations	$240,030	$360,137	$345,351	$1,093,221	$1,190,836
Capital expenditures (including software)	(12,864)	(6,009)	(32,309)	(49,665)	(129,289)
Free cash flow	$227,166	$354,128	$313,042	$1,043,556	$1,061,547